Exhibit 10.1
BANCINSURANCE CORPORATION
AMENDED AND RESTATED
2002 STOCK INCENTIVE PLAN
(effective as of [January 1, 2009])
1.00 PURPOSE
This Plan is intended to foster and promote the Company’s long-term financial success and to increase shareholder value by [1] providing Participants an opportunity to acquire an ownership interest or to increase an ownership interest in the Company and [2] enabling the Company to attract and retain the services of outstanding individuals upon whose judgment, interest and dedication the successful conduct of the Company’s business is largely dependent.
2.00 DEFINITIONS
When used in this Plan, the following terms will have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this Plan. When applying these definitions, the form of any term or word will include any of its other forms.
Act. The Securities Exchange Act of 1934, as amended.
Annual Meeting. The annual meeting of the Company’s shareholders.
Annual Retainer. The annual retainer and committee fees paid to each Director for service as a member of the Board and as a member of any Board committees.
Award. Any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, Stock Appreciation Right, share of Stock issued under Section 7.02[2] and Stock Unit. The aggregate number of shares of Stock with respect to which Options and SARs may be issued to any Participant for any Plan Year may not be larger than 100,000 shares of Stock (adjusted as provided in Section 4.03), including Options and SARs that are cancelled or deemed to have been cancelled under Treas. Reg. §1.62-27(e)(2)(vi)(B) during the Plan Year issued.
Award Agreement. The written agreement between the Company and each Participant that describes the terms and conditions of each Award.
Beneficiary. The individual a Participant designates to receive (or to exercise) any Plan benefits (or rights) that are unpaid (or unexercised) when the Participant dies. A Beneficiary may be designated only by following the procedures described in Section 11.02; neither the Company nor the Committee is required or permitted to infer a Beneficiary from any other source.
Board. The Company’s board of directors.
Code. The Internal Revenue Code of 1986, as in effect on the Effective Date or as amended or superceded after the Effective Date, and any regulations and applicable rulings issued under the Code.

Committee.
[1] In the case of Awards to Directors, the Board; or
[2] In the case of all other Awards, the Board’s compensation committee which also constitutes a “compensation committee” within the meaning of Treas. Reg. §1.162-27(c)(4). The Committee will be comprised of at least three individuals [a] each of whom must be [i] an outside director, as defined in Treas. Reg. §1.162-27(e)(3)(i) and [ii] a “non-employee director” within the meaning of Rule 16b-3 under the Act and [b] none of whom may receive remuneration in any capacity other than as a director, except as permitted under Treas. Reg. §1.162-27(e)(3)(ii).
Company. Bancinsurance Corporation, a corporation organized under the laws of Ohio, and any successor to it.
Director. Each member of the Board or of the board of directors of any Subsidiary who is not an Employee.
Disability. A disability as defined in Code §22(e)(3).
Effective Date. The Plan was originally adopted on June 3, 2002, was amended on May 30, 2007 to increase the number of shares of Stock available for issuance hereunder and is hereby amended and restated effective as of [January 1, 2009]
Employee. Any individual who is a common law employee of the Company or of any Subsidiary. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of an employer for any reason and on any basis will be treated as a common law employee only from the date of that determination and will not retroactively be reclassified as an Employee for any purpose of this Plan.
Exercise Price. The price at which a Participant may exercise an Award.
Fair Market Value. The value of one share of Stock on the relevant date, determined as follows:
[1] If the shares are traded on an exchange (including the NASDAQ National Market System), the reported “closing price” on the relevant date, assuming it is a trading date; otherwise on the next trading day.
[2] If the shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date assuming it is a trading day; otherwise on the next trading day; and
[3] If neither [1] nor [2] applies, the value as determined by the Committee in good faith, except with respect to any Award subject to Code §409A, the value shall be determined through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Code §409A and the Treasury Regulations promulgated thereunder.

Freestanding SAR. An SAR that is not associated with an Option and is granted under Section 7.00.
Grant Date. The date an Award is granted.
Incentive Stock Option. Any Option granted under Section 5.00 that meets the conditions imposed under Code §422(B).
Nonqualified Stock Option. Any Option granted under Section 5.00 that is not an Incentive Stock Option.
Option. The right granted under Section 5.00 to purchase a share of Stock at a stated price for a specified period of time. An Option may be either [1] an Incentive Stock Option or [2] a Nonqualified Stock Option.
Participant. Any Employee or Director to whom the Committee grants an Award.
Plan. Bancinsurance Corporation Amended and Restated 2002 Stock Incentive Plan.
Plan Year. The Company’s fiscal year.
Restricted Stock. An Award granted under Section 6.00.
Restriction Period. The period over which the Committee will determine if grantee has met conditions placed on Restricted Stock.
Stock. Common shares issued by the Company.
Stock Appreciation Right (or “SAR”). An Award granted under Section 7.01 that is either a Tandem SAR or a Freestanding SAR.
Stock Unit. A right to receive payment of the Fair Market Value of a share of Stock as provided in Section 7.02.
Subsidiary. Means:
[1] With respect to an Incentive Stock Option, a “subsidiary corporation” as defined in Code §424(f); and
[2] With respect to all other Awards, any corporation, partnership or other form of unincorporated entity of which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock, if the entity is a corporation, or of the capital or profits interests, if the entity is a partnership or other form of unincorporated entity.
Tandem SAR. An SAR that is associated with an Option and which expires when that Option expires or is exercised, as described in Section 7.01.
Termination of Service. As appropriate, [1] termination of the employee-employer relationship between a Participant and the Company and all Subsidiaries for any reason or [2] cessation of a Director’s service on the Board (and the boards of directors of all Subsidiaries) for any reason; provided, however, that, with respect to any Award subject to Code §409A, such termination or cessation must also constitute a “separation from service” as defined under Treas. Reg. §1.409A-1(h).
3.00 ADMINISTRATION
3.01 Committee Duties. The Committee is granted all powers appropriate and necessary to administer the Plan. Consistent with the Plan’s purpose, the Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the Company’s interests and has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Any action by the Committee will be final, binding and conclusive for all purposes and upon all Participants.
3.02 Delegation of Duties. In its sole discretion, the Committee may delegate to any individual or entity (including Employees) that it deems appropriate any of its duties other than those described in Section 3.03[1].
3.03 Participation.
[1] Consistent with the terms of the Plan, the Committee will:
[a] Decide which Employees and Directors may become Participants;
[b] Decide which Participants will be granted Awards;
[c] Identify the type of Awards to be granted to each Participant;
[d] Identify the terms and conditions imposed on any Awards granted;
[e] Identify the procedures through which an Award may be exercised;
[f] Identify the circumstances under which the Company may cancel an Award or reacquire any Award or shares of Stock acquired though the Plan; and
[g] Impose any other terms and conditions the Committee believes are appropriate and necessary to implement the purpose of this Plan.
[2] The Committee may establish different terms and conditions:
[a] For each type of Award;
[b] For Participants receiving the same type of Award; and
[c] For the same Participant for each Award the Participant receives, whether or not those Awards are granted at different times.

[3] The Committee will prepare and deliver an Award Agreement to each affected Participant with respect to each Award. The Award Agreement will describe:
[a] The type of Award and when and how it may be exercised;
[b] The effect of exercising the Award;
[c] Any Exercise Price associated with the Award;
[d] Any conditions that must be met before the Award may be exercised;
[e] Any objective restrictions placed on Restricted Stock and any conditions that must be met before those restrictions will be released (e.g., conditions related to Company-wide, divisional or individual performance or growth in earnings per share, revenues or profits) and the related Restriction Periods. Performance related restrictions must be established before 25 percent of the related Restriction Period has expired. In its sole discretion, the Committee may adjust any performance related conditions with respect to any Participant who is transferred during a Restriction Period to a materially different position (or whose job duties change otherwise) to ensure that those conditions are appropriate to his or her new position;
[f] When and how the Award may be exercised; and
[g] Any other applicable terms and conditions affecting the Award.
3.04 Conditions of Participation.
Each Participant receiving an Award agrees:
[1] To sign an Award Agreement; and
[2] To be bound by the terms of the Award Agreement and the Plan.
3.05 Limits on Exercisability and Vesting. Regardless of any other provision of this Section 3.00 or the Plan, all unexercised or unvested Awards granted to a Participant will be forfeited if that Participant, before his or her Termination of Service or after Termination of Service but while any Award remains exercisable or outstanding:
[1] Without the Committee’s written consent, which may be withheld for any reason or for no reason, serves (or agrees to serve) as an officer, director or employee of any proprietorship, partnership or corporation or becomes the owner of a business or a member of a partnership that competes with any portion of the Company’s (or a Subsidiary’s) business or renders any service (including business consulting) to entities that compete with any portion of the Company’s (or a Subsidiary’s) business;
[2] Refuses or fails to consult with, supply information to, or otherwise cooperate with, the Company after having been requested to do so; or

[3] Deliberately engages in any action that the Committee concludes has caused substantial harm to the interests of the Company or any Subsidiary.
4.00 STOCK SUBJECT TO PLAN
4.01 Number of Shares.
     [1] Subject to Section 4.03, the number of shares of Stock subject to Awards under the Plan is 950,000 (all of which may be subject to Incentive Stock Options).
     [2] The shares of Stock to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock not reserved for any other purpose.
4.02 Cancelled, Terminated or Forfeited Awards. Any Award (other than an Award granted under Section 6.00) that, for any reason, is cancelled, terminated or otherwise settled without the issuance of any Stock or cash may again be granted under the Plan.
4.03 Adjustment in Capitalization. If, after the Effective Date, there is a Stock dividend or Stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or other similar corporate change affecting Stock, the Committee will appropriately adjust the number of Awards that may be issued to a Participant in any Plan Year, the aggregate number of shares of Stock available for Awards under Section 4.01 or subject to outstanding Awards (as well as any share-based limits imposed under this Plan), the respective prices and/or limitations applicable to outstanding Awards and any other affected factor, limit or term applying to Awards. Notwithstanding anything to the contrary in this Section 4.03, any adjustment to an Option or SAR shall be made in accordance with the requirements of Code §§409A and 424, to the extent applicable.
5.00 OPTIONS
5.01 Grant of Options. The Committee may grant Options to Participants at any time during the term of this Plan. Options issued to Employees may be either [1] Incentive Stock Options or [2] Nonqualified Stock Options. However, Options issued to Directors may only be Nonqualified Stock Options.
5.02 Option Price. Each Option will bear an Exercise Price that is not less than the Fair Market Value of a share of Stock on the Grant Date. However, each Incentive Stock Option granted to a Participant who owns (as defined in Code § 424(d)) stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its Subsidiaries will bear an Exercise Price that is at least 110 percent of the Fair Market Value of a share of Stock on the Grant Date.
5.03 Exercise of Options. Options awarded to a Participant under Section 5.01 may be exercised at the times and subject to the restrictions and conditions (including a vesting schedule) that the Committee specifies in the Award Agreement. However:

[1] An Option may not be exercised for a fraction of a share, although this limitation will not be applied to prevent a Participant from acquiring the full number of shares of Stock for which Options are then exercisable;
[2] The Committee may prohibit a Participant from exercising Options for fewer than the minimum number of shares specified by the Committee in the Award Agreement but only if this prohibition does not prevent a Participant from acquiring the full number of shares of Stock for which Options are then exercisable; and
[3] Subject to Section 5.04[4], unless the Committee specifies otherwise in the Award Agreement, no Option may be exercised more than 10 years after it is granted.
5.04 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary:
[1] No provision of this Plan relating to Incentive Stock Options will be interpreted, amended or altered, nor will any discretion or authority granted under the Plan be exercised, in a manner that is inconsistent with Code §422 or, without the consent of any affected Participant, to cause any Incentive Stock Option to fail to qualify for the federal income tax treatment afforded under Code §421;
[2] The aggregate Fair Market Value of the Stock (determined as of the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all option plans of the Company and all Subsidiaries will not exceed $100,000 [or the amount specified in Code §422(d)];
[3] No Incentive Stock Option may be granted to any individual who is not an Employee; and
[4] No Incentive Stock Option may be exercised more than 10 years after it is granted (five years if the Employee owns (as defined in Code §424(d)) stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its Subsidiaries on the Grant Date).
5.05 Payment for Options. The Committee will develop procedures through which a Participant may pay an Option’s Exercise Price, including tendering shares of Stock the Participant already has owned for at least six months, either by actual delivery of the previously owned shares of Stock or by attestation, valued at its Fair Market Value on the exercise date, as partial or full payment of the Exercise Price.
5.06 Restrictions on Transferability. The Committee may impose restrictions on any shares of Stock acquired though an Option, including restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system on which Stock are then listed or traded or any applicable blue sky or state securities laws.
6.00 RESTRICTED STOCK
6.01 Restricted Stock Grants. The Committee may grant shares of Restricted Stock to Participants at any time during the term of this Plan.

6.02 Transferability. Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period. In the Committee’s sole discretion, all shares of Restricted Stock will:
[1] Be held by the Company as escrow agent during the Restriction Period, along with any dividends and other distributions made with respect to escrowed Restricted Stock; or
[2] Be issued to the Participant in the form of certificates bearing a legend describing the restrictions imposed on the shares.
6.03 Forfeitures; Removal of Restrictions. Restricted Stock will be:
[1] Forfeited, if all restrictions have not been met at the end of the Restriction Period, and again become available under the Plan; or
[2] Released from escrow and distributed (or any restrictions described in the certificate removed) as soon as practicable after the last day of the Restriction Period, if all restrictions have then been met.
6.04 Rights Associated with Restricted Stock. During the Restriction Period, and unless the Award Agreement provides otherwise, each Participant to whom Restricted Stock has been issued as described in Section 6.02[2]:
[1] May exercise full voting rights associated with his or her Restricted Stock; and
[2] Subject to Section 6.02[1], will be entitled to receive all dividends and other distributions paid with respect to his or her Restricted Stock. If any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were issued. Also, any dividend or other distribution paid with respect to Restricted Stock will be subject to a Restriction Period that is equal to the remaining Restriction Period imposed on the shares of Restricted Stock with respect to which the dividend or distribution is paid and paid or distributed in accordance with Section 6.03[2], but in no event later than sixty (60) days following the end of the Restriction Period.
7.00 STOCK APPRECIATION RIGHTS AND STOCK UNITS
7.01 Stock Appreciation Rights. The Committee may grant Freestanding SARs and Tandem SARs (or a combination of each) to Participants at any time during the term of this Plan.
[1] The Exercise Price of a SAR specified in the Award Agreement will: [a] In the case of a Freestanding SAR never be less than 100 percent of the Fair Market Value of a share of Stock on the Grant Date; and [b] in the case of a Tandem SAR, may never be less than the Exercise Price of the related Option.

[2] Tandem SARs may be exercised with respect to all or part of the shares of Stock subject to the related Option by surrendering the right to exercise the equivalent portion of the related Option. However:
[a] A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable;
[b] A Tandem SAR will expire no later than the date the related Option expires;
[c] The value of the payout with respect to a Tandem SAR related to an Option will not be more than 100 percent of the difference between the Exercise Price of the related Option and the Fair Market Value of the shares of Stock subject to the related Option at the time the Tandem SAR is exercised; and
[d] A Tandem SAR related to an Option may be exercised only if the Fair Market Value of the shares of Stock subject to the related Option is greater than the Option’s Exercise Price.
[3] Freestanding SARs will be exercisable subject to the terms specified in the Award Agreement.
[4] A Participant exercising an SAR will receive an amount equal to:
[a] The difference between the Fair Market Value of a share of Stock on the exercise date and the Exercise Price; multiplied by
[b] The number of shares of Stock with respect to which the SAR is exercised.
At the discretion of the Committee, this amount may be paid in cash, shares of Stock or any combination of both.
7.02 Stock Units.
[1] Each Director may elect to receive all or a portion of his or her Annual Retainer in Stock Units as follows:
[a] Any election made pursuant to Section 7.02[1] shall be made no later than December 31 of the calendar year immediately preceding the calendar year during which the Director will perform the services for which the grant will be made. After the beginning of a calendar year, a Director will not be permitted to change, terminate or revoke the Director’s election to receive all or a portion of his or her Annual Retainer in Stock Units for such calendar year.
[b] Each Director may make an election in accordance with Section 7.02[1][a] by returning to the Committee an Annual Retainer Deferral Form specifying:
[i] The portion (stated in 25 percent increments) of the Annual Retainer to be converted to Stock Units;

[ii] The date Stock Units are to be settled;
[iii] Whether Stock Units are to be settled in cash or shares of Stock; and
[iv] The period (which may not be longer than 10 years) over which the value of Stock Units is to be distributed.
If a completed Annual Retainer Deferral Form is not timely received, the Director’s Annual Retainer will be paid consistent with the Company’s regular procedures and policies for paying Annual Retainers. Each Director that has effectively elected to receive Stock Units in lieu of all or a portion of his or her Annual Retainer will receive a number of Stock Units (including fractional Stock Units) equal to the portion of the Annual Retainer to be received as Stock Units divided by the Fair Market Value on the date the Annual Retainer would have been paid had that election not been made.
[2] All Stock Units will be settled in cash or shares of Stock as soon as practicable after the later of:
[a] The date the Director has a Termination of Service; or
[b] The date the Director specifies on an Annual Retainer Deferral Form.
If Stock Units are to be settled in cash, the amount distributed will be calculated by multiplying the number of Stock Units to be settled in cash by the Fair Market Value as of the most recent trading date before the settlement date. If a Director dies before all of his or her Stock Units have been settled, the value of any unpaid Stock Units will be paid in a lump sum in cash to his or her Beneficiary.
If Stock Units are to be settled in Stock, the number of shares to be distributed will equal the number of Stock Units, adjusted, if appropriate, under Section 4.03 and rounded down to the nearest whole share.
[3] Once filed, elections made on an Annual Retainer Deferral Form will remain in effect until changed. Any change to an earlier election must be made by completing and returning another completed Annual Retainer Deferral Form to the Committee in accordance with the following:
[a] A Director may change the time and form in which Stock Units are to be settled by completing and returning a new Annual Retainer Deferral Form to the Committee; provided that such change is irrevocable once made (unless changed again pursuant to this Section 7.02[3]) and meets the following requirements: [i] the change may not take effect until at least 12 months after the date on which such change is made, [ii] the settlement date of the Stock Units must be deferred (other than a distribution upon death) for a period of not less than five years from the date the Stock Units were scheduled to be settled, and [iii] if the change relates to a date specified for distribution pursuant to Section 7.02[2][b], the change must be made at least 12 months before the date specified by the Director.

[b] Once settlement of Stock Units has begun, no further changes to the Director’s distribution election may be made.
[c] For purposes of this Section 7.02[3], the right to a series of installment payments shall be treated as the right to a series of separate payments.
8.00 TERMINATION OF SERVICE/BUY OUT
8.01 Exercise Period. Except as provided in Section 8.02 and unless otherwise specified in the Award Agreement (other than an Award Agreement or portion of an Award Agreement relating to an Incentive Stock Option), all Awards that are outstanding (whether or not then exercisable) when a Participant Terminates Service will expire on the earlier of [1] the date the Award expires under the terms of the Award Agreement, [2] the date the Participant Terminates Service for any reason other than death or Disability or [3] 12 months after the Participant Terminates Service because of death or Disability.
8.02 Buy Out of Awards. At any time, the Committee, in its sole discretion and without the consent of the Participant, may cancel any or all outstanding Awards, other than an Award that is subject to Code §409A, held by that Participant by providing to that Participant written notice (“Buy Out Notice”) of its intention to exercise the rights reserved in this section. If a Buy Out Notice is given, the Company also will pay to each affected Participant the difference between [1] the aggregate Fair Market Value on the date of cancellation of the Stock underlying each Award (or portion of an Award) to be cancelled and [2] the aggregate Exercise Price associated with each cancelled Award. However, unless otherwise specified in the Award Agreement, no payment will be made with respect to any Awards that are not exercisable when cancelled under this section. The Company will complete any buy out made under this section as soon as administratively possible after the date of the Buy Out Notice. At the Committee’s option, payment of the buy out amount may be made in cash, in whole shares of Stock or partly in cash and partly in shares of Stock. The number of whole shares of Stock, if any, included in the buy out amount will be determined by dividing the amount of the payment to be made in shares of Stock by the Fair Market Value as of the date of cancellation.
9.00 MERGER, CONSOLIDATION OR SIMILAR EVENT
If [1] the Company enters into a plan or agreement that results in the merger or consolidation of the Company or reclassification of Stock or the exchange of Stock for the securities of another entity (other than a Subsidiary) that has acquired the Company’s assets or which is in control [as defined in Code §368(c)] of an entity that has acquired the Company’s assets and [2] the terms of that plan or agreement are binding on all holders of Stock (except to the extent that dissenting shareholders are entitled to relief under applicable law), then [3] Awards will become fully exercisable, all restrictions will lapse and each affected Participant will receive, upon payment of the Exercise Price, if applicable, securities or cash, or both, equal to those the Participant would have been entitled to receive under the plan or agreement if the Participant had already exercised the Award; provided, however, that any Award subject to Code §409A will not be settled under this Section 9.00 unless the Change in Control also constitutes a “change in control event” under Code §409A and the Treasury Regulations promulgated thereunder.

10.00 AMENDMENT, MODIFICATION AND TERMINATION OF PLAN
The Board or the Committee may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code or [3] any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded. Also, no Plan amendment may [4] result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company, [5] cause the Plan to fail to meet requirements imposed by Rule 16b-3 or [6] without the consent of the affected Participant, adversely affect any Award issued before the amendment, modification or termination. However, nothing in this section will restrict the Committee’s right to exercise the discretion retained in Section 8.02.
11.00 MISCELLANEOUS
11.01 Assignability. Except as provided in this section, an Award may not be transferred except by will or applicable laws of descent and distribution and, during the Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative. However, with the Committee’s written consent (which may be withheld for any reason or for no reason), a Participant or a specified group of Participants may transfer Awards (other than Incentive Stock Options) to a revocable inter vivos trust, of which the Participant is the settlor, or may transfer Awards (other than Incentive Stock Options) to any member of the Participant’s immediate family, any trust, whether revocable or irrevocable, established solely for the benefit of the Participant’s immediate family, or any partnership or limited liability company whose only partners or members are members of the Participant’s immediate family (“Permissible Transferees”). Any Award transferred to a Permissible Transferee will continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Committee.
A Permissible Transferee may subsequently transfer an Award but only to another Permissible Transferee and only after complying with the terms of this section as if the Permissible Transferee was a Participant.
11.02 Beneficiary Designation. Each Participant may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive or to exercise any vested Award that is unpaid or unexercised at the Participant’s death. Each designation made will revoke all earlier designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective Beneficiary designation, the deceased Participant’s Beneficiary will be his or her surviving spouse or, if there is no surviving spouse, the deceased Participant’s estate.

11.03 No Guarantee of Employment or Participation. Nothing in the Plan may be construed as:
[1] Interfering with or limiting the right of the Company or any Subsidiary to terminate any Participant’s employment at any time;
[2] Conferring on any Participant any right to continue as an Employee or Director;
[3] Guaranteeing that any Employee will be selected to be a Participant; or
[4] Guaranteeing that any Participant will receive any future Awards.
11.04 Tax Withholding. The Company will withhold from other amounts owed to a Participant, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award, exercise or cancellation of an Award or purchase of shares of Stock. If these amounts are not to be withheld from other payments due to the Participant, the Company will defer payment of cash or issuance of shares of Stock until the earlier of:
[1] Thirty days after the settlement date; or
[2] The date the Participant remits the required amount.
If the Participant has not remitted the required amount within 30 days after the settlement date, the Company will permanently withhold from the value of the Awards to be distributed the minimum amount required to be withheld to comply with applicable federal, state and local income, wage and employment taxes and distribute the balance to the Participant.
In its discretion, the Committee may allow a Participant to elect, subject to conditions the Committee establishes, to reimburse the Company for this withholding obligation through one or more of the following methods:
[3] By having shares of Stock otherwise issuable under the Plan withheld by the Company (but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal and local income, employment and wage tax laws);
[4] By delivering, including by attestation, to the Company previously acquired shares of Stock that the Participant has owned for at least six months;
[5] By remitting cash to the Company; or
[6] By remitting a personal check immediately payable to the Company.
11.05 Indemnification. Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to take action under the Plan as a Committee member and against and from any and all amounts paid, with the Company’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee member; or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company’s organizational documents, by contract, as a matter of law, or otherwise.
11.06 No Limitation on Compensation. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or Directors in cash or property, in a manner not expressly contemplated by the Plan.
11.07 Requirements of Law. The grant of Awards and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Also, no shares of Stock will be issued under the Plan unless the Company is satisfied that the issuance of those shares of Stock will comply with applicable federal and state securities laws. To the extent that such applicable federal and state securities laws require a delay in the issuance of shares of Stock pursuant to this Plan, such shares of Stock shall be issued on the earliest date that the Company reasonably believes that such issuance shall comply the applicable federal and state securities laws. Certificates for shares of Stock delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Stock is then listed or traded or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.
11.08 Term of Plan. The Plan was effective on June 3, 2002. Subject to Section 10.00, the Plan will continue until June 3, 2012.
11.09 Governing Law. The Plan and all related agreements will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the United States and of the State of Ohio.
11.10 Section 409A.
[1] It is intended that, with respect to any Award subject to Code §409A, the Plan comply with Code §409A and the Treasury Regulations promulgated thereunder (and any subsequent notices or guidance issued by the Internal Revenue Service), and the Plan shall be interpreted, administered and operated accordingly. Nothing herein shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant.

[2] The Company may accelerate the time or schedule of a payment to a Participant at any time the Plan fails to meet the requirements of Code §409A and the Treasury Regulations promulgated thereunder. Such payment may not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Code §409A and the Treasury Regulations promulgated thereunder.